Exhibit 99.4

CONSENT OF MARTHA M. BACHMAN

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person who as has agreed to become a director of North American Financial Holdings, Inc. in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the merger of North American Financial Holdings, Inc. and TIB Financial Corp.

By:	/s/ Martha M. Bachman
Name:	Martha M. Bachman
Date:	October 19, 2011